EXHIBIT 10.20(a)

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED BY MARKING SUCH PORTIONS WITH ASTERISKS (THE "MARK"). THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMMISSION WITHOUT THE MARK PURSUANT TO THE COMPANY'S APPLICATION REQUESTING CONFIDENTIAL TREATMENT.


                    DEVELOPMENT, LICENSE AND SUPPLY AGREEMENT

     This Development, License and Supply Agreement (this "Agreement") is entered as of October 5, 2000 (the "Effective Date"), by and among ADVANCED TISSUE SCIENCES, INC., a Delaware corporation ("ATS"), and SKINMEDICA, INC., a California corporation ("Buyer").

     WHEREAS, ATS is a leading tissue engineering company engaged in the development of human-based tissue products for therapeutic applications;

     WHEREAS, certain of the living cells cultured by ATS produce a nutrient solution (the "ATS Nutrient Solution," as more specifically described in Exhibit
                                                                         -------
A hereto);
-

     WHEREAS, Buyer wishes to obtain exclusive rights to use the ATS Nutrient Solution in Buyer's skin care products for sales in the Marketplace (as defined below), and ATS is willing to grant such rights to Buyer and to supply Buyer with ATS Nutrient Solution pursuant to the terms and conditions of this Agreement and at the prices set forth in Exhibit B hereto;

     WHEREAS, in connection with this Agreement, Buyer is issuing ATS an option
to purchase [**    ] shares of its Common Stock at a price of [**            ]
pursuant to an Option to Purchase Common Stock of even date herewith substantially in the form of Exhibit C attached hereto;
                             ---------

     WHEREAS, in connection with the Agreement, Buyer and ATS are entering into the Investor Rights Agreement of even date herewith substantially in the form of Exhibit D attached hereto, which provides for, among other things, ATS's
---------
registration rights, rights of first negotiation and rights of first offer.

     NOW, THEREFORE, in consideration of the foregoing premises and the terms, covenants and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ATS and Buyer agree as follows:

1.   definitions

     1.1 "ATS Nutrient Solution" has the meaning set forth in the Recitals above.

     1.2 "ATS Patent Right(s)" means those certain inventions described in claims of those patents set forth on attached Exhibit 1.2 or an amendment, equivalent, counterpart, reissue, extension or continuation (including, without limitation, a continuation-in-part or a subdivision) of the foregoing Patent(s).

     1.3 "Additional Applications" shall mean applications of the ATS Nutrient Solution beyond those contemplated hereunder and sale of such applications solely within the Marketplace.

     1.4 "Affiliate" means any person or company owned or controlled, to the extent of at least fifty percent (50%) of its issued and voting capital stock, by a party to this Agreement and any other company so owned or controlled (directly or indirectly) by any such company, and any person or company directly or indirectly owning or controlling any such company.

     1.5 "Agreement" means this Development, License and Supply Agreement, as amended from time to time.

     1.6 "Buyer Product(s)" means Buyer's current or future skin care products excluding any of Buyer's hair care and hair growth product(s).

     1.7 "Delivery Date" means an acknowledged and confirmed date for which delivery of ATS Nutrient Solution is properly requested in a purchase order.

     1.8 "Evaluation" has the meaning set forth in Section 2.3.1.

     1.9 "Effective Date" has the meaning set forth in the preamble to this Agreement.

     1.10 "FDA" means the United States Food and Drug Administration or any successor federal agency or authority, the approval of which is required to market certain healthcare products in the United States.

     1.11 "First Commercial Sale" means the first commercial sale by Buyer or its sublicensees (if any) of a Licensed Product.

     1.12 "Gross Sales" means, with respect to a Licensed Product, the gross amount invoiced by Buyer to unrelated third parties for the Licensed Product, but not including amounts invoiced for taxes, shipping and delivery costs and adjusted for returns. Such amounts shall be determined from the books and records of Buyer which shall be maintained in accordance with generally accepted accounting principles.

     1.13 "Intellectual Property Rights" means patent rights, copyrights, trade secret rights, manufacturing know-how, and all other intellectual property rights of any sort.

     1.14 "Inventions" means all inventions, discoveries, improvements or other technology conceived or reduced to practice during the term of this Agreement solely or jointly by employees or others acting on behalf of Buyer or ATS or their Affiliates to the extent directly relating to the ATS Nutrient Solution, the Manufacturing Know-How or any improvements thereto. "Inventions" as a defined term for the purposes of this Agreement does not include discoveries, improvements or technology related to formulations of end product made by Buyer including discoveries or improvements in the area of color, smell, viscosity, texture, skin penitrant or other cosmetic enhancements.

     1.15 "Licensed Product" means any Buyer Product which incorporates the ATS Nutrient Solution (in any concentration or quantity), or if it does not contain ATS Nutrient Solution, the manufacture or use of which would infringe an ATS Patent Right.

     1.16 "Manufacturing Know-How" shall mean all information, techniques, practices, methods, knowledge, skill and data, which are not generally known including, but not limited to, a proprietary trade secret or other Intellectual Property Right, whether or not patentable or copyrightable, relating to or useful for the production, assembly, manufacture, storage and/or transport of the ATS Nutrient Solution.

     1.17 "Marketplace" means the [**      ] professional skin-care market,
including without limitation, physicians offices (whether independent offices or within medical clinics, hospitals or medical schools) and Medical Spas. For purposes of clarity and without expanding the foregoing, "Marketplace" shall not include the retail mass market or the direct sales market but shall include sales to aestheticians that are under the direction of a physician and other wise within the definition of Marketplace. The use of a Buyer branded or co-branded web site for facilitating transactions within the Marketplace shall be included within the scope of this Agreement.

     1.18 "Medical Spas" means spas where treatments are provided under the direction of a physician.

     1.19 "Patent(s)" means all patents, both foreign and domestic (including without limitation, all substitutions, extensions, reissues, renewals, reexaminations, patents of addition, supplementary protection certificates and inventors' certificates thereof), and all patent applications (including provisional applications, divisions, continuations and continuations-in-part), heretofore or hereafter filed or having any legal force in any country, together with any patents that have issued or in the future issue therefrom, owned, in whole or in part, by ATS, or licensed by ATS (with the right to disclose and sublicense), which cover the ATS Nutrient Solution.

2.   LICENSES
     --------

     2.1 License Grant. Subject to the terms and conditions of this Agreement,
         -------------
ATS hereby grants to Buyer an [**      ] (subject to Section 5.5 of this
Agreement), [**      ], license to (i) use, sell, offer for sale, market and
distribute the ATS Nutrient Solution only as incorporated into a Licensed
Product and only to [**                       ] within and for use within the
Marketplace, and (ii) use and modify the ATS Nutrient Solution for evaluation and development activities as contemplated in Section 2.3 below. The foregoing license will only be sublicensable with ATS's prior approval. Subject to the other provisions hereof, this Agreement will not prevent ATS from licensing the
ATS Nutrient Solution for use and sale [**       ] the Marketplace. Nothing
herein shall be construed as limiting in any manner ATS's marketing, distribution, development or licensing activities or ATS's appointment of other dealers, distributors, licensees or agents for sale or use of any other ATS products within or outside of the Marketplace.

     2.2 Improvements. Buyer and ATS agree to promptly disclose to the other
         ------------
party any modification or improvement to the ATS Nutrient Solution made or developed during the term of this Agreement. Any such modification or improvement shall only be incorporated into the ATS Nutrient Solution for purposes of this Agreement with the prior written consent of ATS, which consent ATS may withhold in its sole discretion.

     2.3 Evaluation and Development.
         --------------------------

         2.3.1 Buyer shall be solely responsible for (i) conducting the testing of the Licensed Products in order to determine whether the Licensed Products can be safely or economically formulated or manufactured and if the sale of the Licensed Products can be undertaken on a profitable and commercially feasible basis (the "Evaluation"), and (ii) the further development of the Licensed Products for the sale and use in the Marketplace (the "Development").

         2.3.2 Buyer shall conduct such Evaluation and Development using scientifically and professionally qualified personnel and with due care in conformance with generally accepted professional and scientific standards. Buyer shall fund a multi-center investigation for purposes of the Evaluation and Development and shall publish the data of such Evaluation and/or Development as deemed appropriate by both parties hereto.

         2.3.3 Buyer shall send to ATS (i) within thirty (30) days after completion of its Evaluation, a final written report summarizing the work (including all data sheets and information related thereto) performed in the Evaluation, and (ii) within thirty (30) days after the end of each calendar quarter during the term of this Agreement, written reports summarizing all Development work performed.

         2.3.4 Buyer will use its reasonable best efforts to complete the
Evaluation within [**        ] from the Effective Date of this Agreement. ATS
shall provide to Buyer solely for the Evaluation a sufficient batch of the ATS
Nutrient Solution [**           ], subject to the following:

               2.3.4.1 All ATS Nutrient Solution supplied by ATS to Buyer for the Evaluation shall be used solely by Buyer to conduct the Evaluation, and not for any other purpose. The ATS Nutrient Solution shall not be made available to any person or entity other than Buyer's employees and investigators for use in furtherance of the Evaluation;

               2.3.4.2 All ATS Nutrient Solution supplied by ATS to Buyer for the Evaluation is experimental in nature but will substantially conform in characteristics and quality to the Nutrient Solution to be sold to buyer hereunder. ATS AND BUYER ACKNOWLEDGE THAT THE ATS NUTRIENT SOLUTION IS SUPPLIED TO BUYER FOR THE EVALUATION "AS IS" AND ATS AND BUYER EXPRESSLY DISCLAIM AND HEREBY WAIVE, RELEASE AND RENOUNCE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ATS NUTRIENT SOLUTION, INCLUDING, WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ATS AND BUYER DISCLAIM ALL WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED;

               2.3.4.3 Buyer shall be solely responsible for any liabilities, damages, costs, expenses, and losses which may be claimed by a third party arising out of any use, handling, storage or disposal of the ATS Nutrient Solution by Buyer in connection with the Evaluation;

               2.3.4.4 Upon conclusion of the Evaluation Buyer shall discontinue use of all ATS Nutrient Solution supplied by ATS to Buyer for the Evaluation and will arrange for the return to; and

               2.3.4.5 Buyer will take appropriate steps to inform all of its Evaluation personnel of their obligations under this Agreement and to obtain their agreement to abide by the terms and conditions of this Agreement in the same manner as Buyer.

     2.4 Concentration of ATS Nutrient Solution. The concentration of the ATS
         --------------------------------------
Nutrient Solution licensed and supplied to Buyer hereunder (the "Marketplace
Concentration") shall [**                                     ] ATS Nutrient
Solution that is [**
           ]; provided, however, that if no concentration of the ATS Nutrient
             --------  -------
Solution which is [**      ] the Marketplace Concentration can be demonstrated,
upon the reasonable efforts of ATS, to be of viable use in a product [**
              ], then ATS may [**                 ] the ATS Nutrient Solution at
the concentration equal to the Marketplace Concentration [**
         ] the Marketplace. ATS shall undertake a study to compare various [** ] concentrations of Nutrient Solution to the Marketplace Concentration. In the
event the study demonstrates that levels [**       ] the Marketplace
Concentration are viable as a product [**                    ], then ATS shall
[**                                                                       ].
Buyer shall have the right to use [**
        ] subject to negotiation of [**                       ] terms and
conditions necessary to reflect such usage. No other [**        ] Nutrient
Solution [**       ] the Marketplace shall [**
                             ].

3.   SALE AND PURCHASE OF ATS NUTRIENT SOLUTION
     ------------------------------------------

     3.1 Sale and Purchase. ATS, within the limitations contained in this
         -----------------
Section 3, agrees to use reasonable commercial efforts to sell to Buyer such quantities of ATS Nutrient Solution as Buyer may require. Subject to the provisions of Section 7 hereof, so long as this Agreement shall remain in effect, Buyer agrees to satisfy solely through Buyer's purchase of the ATS Nutrient Solution under this Agreement, 100% of Buyer's and Buyer's sublicensees' (if any) requirements of the ATS Nutrient Solution. It is understood that ATS shall have the right in connection with supply hereunder to contract with respect to the manufacture of the ATS Nutrient Solution with such third parties as ATS deems advisable in its sole discretion; provided, however,
that ATS [**                                     ].

     3.2 Quantity; Forecasts.
         -------------------

         3.2.1 With respect to the purchase of the ATS Nutrient Solution under this Section 3, Buyer shall deliver to ATS (i) at least one (1) full calendar quarter prior to the calendar quarter in which the First Commercial Sale is projected to occur, a forecast of Buyer's quantity requirements for the ATS Nutrient Solution for the calendar quarter in which the First Commercial Sale is projected to occur and (ii) at least one (1) full calendar quarter prior to the calendar quarter in which the First Commercial Sale is projected to occur, Buyer's firm purchase order and Delivery Dates for the ATS Nutrient Solution for such calendar quarter, which shall be subject to acceptance by ATS, which acceptance shall not be unreasonably withheld, and a good faith forecast of its quantity requirements for the ATS Nutrient Solution for the next three (3) calendar quarters, provided that no forecasts or purchase orders need be given for any period after the term of this Agreement. Thereafter, Buyer shall deliver to ATS at or prior to the end of each calendar quarter, Buyer's firm purchase order and Delivery Date for the ATS Nutrient Solution for the next calendar quarter following such calendar quarter, which shall be subject to acceptance by ATS, which acceptance shall not be unreasonably withheld, and a good faith forecast of its quantity requirements for the ATS Nutrient Solution for the next three (3) calendar quarters. If a required forecast or purchase order for a quarter is not timely submitted for the ATS Nutrient Solution, the immediately preceding forecast for that quarter shall become the new forecast or purchase order; if there is no preceding forecast for a quarter, the forecast or purchase order for the immediately preceding quarter shall become the forecast or purchase order.

         3.2.2 After January 1, 2003, for each quarterly forecast of ATS Nutrient Solution, the amount of any ATS Nutrient Solution forecasted for delivery in the first of the three (3) calendar quarters forecasted shall not be less then seventy percent (70%) nor more than one hundred thirty percent (130%) of the forecast for such quarter in the prior year.
--------------------------------------------------

         3.2.3 Buyer's forecasts and purchase orders shall reflect its good faith expectations of customer demand and Buyer shall act in a commercially reasonable manner to schedule orders to avoid creating production capacity problems for ATS.

         3.2.4 Notwithstanding the foregoing, in the event that the total aggregate amount of ATS Nutrient Solution for which firm purchase orders have been received by ATS from all of ATS's customers (including Buyer) in any quarter is greater than ATS's available inventory of ATS Nutrient Solution for such quarter, then Buyer shall be entitled only to its pro-rata portion of the available ATS's Nutrient Solution as determined by multiplying the amount of ATS Nutrient Solution for which firm purchase orders have been received by ATS from Buyer for such quarter by a fraction, the numerator of which is the amount of ATS Nutrient Solution for which firm purchase orders have been received by ATS from Buyer for such quarter and the denominator of which is the aggregate total of ATS Nutrient Solution for which firm purchase orders have been received by ATS from all of ATS's customers (including Buyer) for such quarter.

3.3  Supply Price.
     ------------

     3.3.1 Buyer shall pay to ATS for the ATS Nutrient Solution purchased hereunder the prices set forth in Exhibit B hereto (the "Purchase Price"). The
                                  ---------
supply price specified herein shall be [**

                                           ]. The Purchase Price shall be
adjusted upwards or downwards, as the case may be, as of each anniversary of the Effective Date to reflect any change in the cost of the ATS Nutrient Solution to ATS, but in no event shall such increase be greater than the higher of (i) five percent (5%) of the Purchase Price for the immediately preceding twelve (12) month period or (ii) the increase in the Consumer Price Index for urban areas for California. Notwithstanding the foregoing, ATS shall provide to Buyer solely
for the Evaluation, a batch of the ATS Nutrient Solution [**           ],
pursuant to Section 2.3 above.

     3.4 Delivery.
         --------

         3.4.1 All ATS Nutrient Solution delivered to Buyer shall be F.O.B. ATS's plant or other place of shipment. ATS shall use its commercially reasonable efforts to deliver the ATS Nutrient Solution within seven (7) days of the applicable Delivery Dates.

         3.4.2 ATS shall use packaging methods and containers that are reasonably acceptable to both parties.

     3.5 Rejection of ATS Nutrient Solution in Case of Nonconformity.
         -----------------------------------------------------------

         3.5.1 Buyer may reject any portion of any shipment of ATS Nutrient Solution which is not conforming in all material respects with the product description contained in Exhibit A hereto or does not substantially conform in characteristics and quality to the Nutrient Solution provided for evaluation hereunder. In order to reject a shipment, Buyer must (i) give notice to ATS of Buyer's intent to reject the shipment within thirty (30) days of receipt together with a detailed written indication of the reasons for such possible rejection, and (ii) as promptly as reasonably possible thereafter but in any event within an additional thirty (30) days, provide ATS with notice of final rejection and the full basis therefor. After notice of intention to reject is given, Buyer shall cooperate with ATS in determining whether rejection is necessary or justified. If no such notice of intent to reject is timely received by ATS, Buyer shall be deemed to have accepted such shipment of ATS Nutrient Solution.

         3.5.2 On properly rejected ATS Nutrient Solution ATS shall provide replacement ATS Nutrient Solution at the time it is rejected by Buyer, provided that if ATS disputes the rejection, replacement shall be made at Buyer's cost, until such time as the dispute is finally resolved. ATS shall notify Buyer as promptly as reasonable possible whether it accepts Buyer's basis for rejection.

         3.5.3 Buyer shall, upon receipt of ATS's request for return, promptly
dispatch said batch to ATS, [**         ]. If ATS does not request the return to
it of a rejected batch within ninety (90) days of receipt of Buyer's notice of rejection, Buyer shall destroy such batch promptly and provide ATS with certification of such destruction.

     3.6 Buyer's Obligations. Buyer agrees:
         -------------------

         3.6.1 to ascertain and comply with all applicable laws and regulations and standards of industry or professional conduct (including without limitation the FDA and any agency outside of the U.S. which is comparable to the FDA) in connection with the use, distribution or promotion of the

Buyer's Products, including without limitation, those applicable to exportation, importation, product claims, labeling, approvals, registrations and notifications;

         3.6.2 to use best efforts, at its sole expense, to obtain and maintain any applicable approvals, authorizations, registrations, notifications or the like, in the United States and any countries where such approvals are legally required, by the appropriate governmental entity or entities with regard to manufacturing, marketing, using, selling, pricing, labeling or otherwise promoting or making claims regarding the Licensed Products.

         3.6.3 to immediately notify ATS of any adverse or unexpected results or any actual or potential government action relevant to Licensed Products (but in no event later than 24 hours after any such government agreement) and, if and to the extent requested by ATS in writing, to suspend distribution of the Licensed Product; provided that should the suspension continue for more than thirty (30) days, [**
                                                  ];

         3.6.4 to keep (and make reasonably available for ATS's use and copying) for five years after termination of this Agreement (or longer if required by applicable law) records of all Licensed Product sales and customers sufficient to adequately administer a recall of any ATS Nutrient Solution and to cooperate fully in any decision by ATS to recall the ATS Nutrient Solution (by way of recalling the Licensed Product);

         3.6.5 that upon termination of the license set forth in Section 2.1, if Buyer has any right, title or interest in anything referred to in Sections 3.6.1 or 3.6.2 related to the affected ATS Nutrient Solution it will immediately assign all such right, title and interest to ATS and take all necessary action to ensure that ATS obtains the full benefit thereof or, if ATS so requests in writing with respect to any such item, take any necessary action to surrender and cancel such item and the related rights, title and interest;

         3.6.6 except as limited by applicable law, Buyer shall not knowingly sell the Licensed Product to any third party outside of or for use outside of the Marketplace; and

         3.6.7 to provide to ATS and make available for ATS to use, all clinical and other data generated by Buyer related to the ATS Nutrient Solution and/or Licensed Products, including without limitation, information related to formulations developed by or on behalf of Buyer; [**




                                                       ].

     3.7 ATS's Obligations. ATS agrees
         -----------------

         3.7.1 to immediately notify Buyer of any actual or potential government action relevant to ATS Nutrient Solution and/or Licensed Product;

         3.7.2 to provide assistance to Buyer in the areas of Quality Control, Quality Assurance, and other matters that are reasonably necessary to facilitate Buyer's use of the ATS Nutrient Solution in the Licensed Products [**

                            ];

         3.7.3 to ascertain and comply with all applicable laws and regulations and standards of industry or professional conduct [**
                                                                          ] in
connection with the use, distribution or promotion of the Nutrient Solution, including without limitation, those applicable to exportation, importation, product claims, labeling, approvals, registrations and notifications;

         3.7.4 [**                                    ], to obtain and maintain
any applicable approvals, authorizations, registrations, notifications or the
like, [**                                   ] where such approvals are legally
required, by the appropriate governmental entity or entities with regard to manufacturing, marketing, using, selling, pricing, labeling or otherwise promoting or making claims regarding the Nutrient Solution.

         3.7.5 [**
                                                                              ]

         3.77 to provide to Buyer and make available for Buyer's use, all clinical and other data generated by ATS related to the Nutrient Solution but not including information related to formulations of other customers of ATS.

     3.8 Mutual Obligations.
         ------------------

         3.8.1 Buyer and ATS each agree to promptly communicate in writing to the other all information which comes to their respective attentions pertaining to any adverse reactions, product anomalies, stability problems or complaints relative to or having a bearing on the ATS Nutrient Solution and/or Licensed Product sold hereunder (or any constituent components). Buyer and ATS shall each use reasonable commercial efforts to cooperate and to promptly identify and resolve any such problems. In the event of a recall of any batch(s) of any of the Licensed Product solely as a result of deficiencies in the ATS Nutrient Solution, [**
                                 ]. In all other events, [**
                      ].

         3.8.2 Each party shall maintain in full force and effect all necessary licenses, permits and other authorizations required by law to carry out its duties and obligations under this Agreement. Each party shall comply with all laws, ordinances, rules and regulations (collectively, "Laws") applicable to its activities under this Agreement. Buyer and ATS each shall keep all records and reports required to be kept by applicable Laws. The parties will reasonably cooperate with one another with the goal of ensuring full compliance with Laws, including without limitation providing such letters, documentation and other information on a timely basis as the other party may reasonably require to fulfill its reporting and other obligations under applicable Laws to applicable regulatory authorities. Except for such amounts as are expressly required to be paid by a party to the other under this Agreement, each party shall be solely responsible for any costs incurred by it to comply with its obligations under applicable Laws.

         3.8.3 Buyer and ATS each hereby agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or proper to make effective the transactions contemplated by this Agreement, including such actions as may be reasonably necessary to obtain approvals and consents of governmental or other regulatory authorities; provided, however, that no party shall be required to (i) pay money (other than as expressly required pursuant to this Agreement), or (ii) assume any other material obligation not otherwise required to be assumed by this Agreement.

     3.9 Limitation of Liability. Except as otherwise provided herein, ATS'
         -----------------------
LIABILITY FOR DAMAGES FROM ANY CAUSE OF ACTION WHATSOEVER DIRECTLY RELATING TO ATS' AGREEMENT TO SELL TO BUYER SUCH QUANTITIES OF ATS NUTRIENT SOLUTION AS

BUYER MAY REQUIRE SHALL BE LIMITED TO THE AMOUNT PAID BY BUYER FOR THE ATS NUTRIENT SOLUTION AND FOR ROYALTIES DURING THE TERM OF THE AGREEMENT.

4.   COMMERCIALIZATION, MARKETING AND PROMOTION
     ------------------------------------------

     4.1 Commercialization. Except as described elsewhere in this Section 4, all
         -----------------
decisions regarding commercialization, including without limitation, pricing and terms of sale with respect to the Licensed Product, shall be determined by Buyer in its sole discretion. Buyer agrees to use reasonable commercial efforts to promote and market the Licensed Product under its license during the term of this Agreement. Buyer acknowledges that its ability to commercialize the Licensed Product is limited to within the Marketplace.

     4.2 Marketing Partners. With ATS's prior written consent, which shall not
         ------------------
be unreasonably withheld, Buyer shall have the right to appoint one or more third-party marketing partners to promote, co-promote, distribute, market or co-market the Licensed Product within the Marketplace [**
     ]. In the event Buyer appoints a marketing partner, Buyer shall have the right to supply the ATS Nutrient Solution to such partner at such prices as Buyer shall determine; provided, however, that Buyer shall remain fully responsible hereunder.

     4.3 Use of ATS Name. At the request of ATS, Buyer agrees that on all
         ---------------
packaging and printed promotional material in connection with the Licensed Product, the phrase "Under license from ATS" or an equivalent brand or company identification shall be displayed. At the reasonable request of Buyer, ATS will modify its brand mark to differentiate the Licensed Products for the Marketplace.

     4.4 Promotional Material. Buyer agrees to deliver to ATS, upon ATS's
         --------------------
request and at [**          ], all advertising, promotional and other printed
materials used in connection with the promotion, marketing and sale of the ATS Nutrient Solution and/or Licensed Product.

     4.5 Buyer Trade Name. Buyer shall have the right to select a appropriate
         ----------------
product trade name [**

                                     ].

5.   PAYMENTS
     --------

     5.1 Milestone Payments. Commencing on December 31, 2003, Buyer shall make
         ------------------
annual payments to ATS in cash on the last business day of each calendar year (the "Milestone Payments"). The Milestone payments shall initially be in the
amount of [**                             ] and shall be increased to the
following amounts on the achievement of the following milestones:

         5.1.1 Upon Buyer achieving [**                                     ] in
annual Gross Sales of the Licensed Product, the Milestone Payments shall be in
the amount of [**                                                   ];

         5.1.2 Upon Buyer achieving [**                                ] in
annual Gross Sales of the Licensed Product, the Milestone Payments shall be in
the amount of [**                             ];

         5.1.3 Upon Buyer achieving [**                                       ]
in annual Gross Sales of the Licensed Product, the Milestone Payments shall be
in the amount of [**                                                   ]);

         5.1.4 Upon Buyer achieving [**                                       ]
in annual Gross Sales of the Licensed Product, the Milestone Payments shall be
in the amount of [**                               ];

         5.1.5 Upon Buyer achieving [**
              ] in annual Gross Sales of the Licensed Product, the Milestone
Payments shall be in the amount of [**                              ];

         5.1.6 Upon Buyer achieving [**                                       ]
in annual Gross Sales of the Licensed Product, the Milestone Payments shall be
in the amount of [**                              ];

         5.1.7 Upon Buyer achieving [**
              ] in annual Gross Sales of the Licensed Product, the Milestone
Payments shall be in the amount of [**                             ]; and

         5.1.8 Upon Buyer achieving [**                                       ]
in annual Gross Sales of the Licensed Product, the Milestone Payments shall be
in the amount of [**                              ].

     5.2 Adjustment to Milestone Payments Upon Change in Control. In the event
         -------------------------------------------------------
that substantially all of Buyer's stock or its assets or business to which this Agreement relates are acquired by a third party (an "Acquisition") the Milestone Payments shall be prospectively adjusted as follows:

         5.2.1 upon the earlier of (a) Buyer achieving [**
            ] in cumulative Gross Sales of the Licensed Product, or (b) June 30, 2001, a payment in the amount of One Million Dollars ($1,000,000);

         5.2.2 upon Buyer achieving Twenty-Five Million Dollars ($25,000,000) in cumulative Gross Sales of the Licensed Product, a payment in the amount of [**
                                                       ];

         5.2.3 upon Buyer achieving [**                                ] in
cumulative Gross Sales of the Licensed Product, a payment in the amount of [**
                                                  ];

         5.2.4 upon Buyer achieving [**                                       ]
in cumulative Gross Sales of the Licensed Product, a payment in the amount of
[**                              ]; and

         5.2.5 for each additional [**                                ] in
cumulative Gross Sales of the Licensed Product above [**
              ], a payment in the amount of [**
                    ].

     5.3 Royalty Payments. For each calendar quarter until the calendar quarter
         ----------------
ending on December 31, 2001, Buyer shall make payments to ATS (the "Royalty
Payments") in amounts equal to [**               ] of the Gross Sales of all
Licensed Product for each calendar quarter. After December 31, 2001 and on a quarterly basis, Buyer shall make Royalty Payments to ATS in amounts according to the following schedule:

     Percentage of Gross Sales            Amount of Annual Gross Sales for each
     -------------------------            -------------------------------------
                                          12-month period beginning on January 1
                                          --------------------------------------

              [**]                            up to and including [**        ]

              [**]                        greater than [**       ] and up to and
                                                 including [**         ]

              [**]                         greater than [**        ] and up to
                                              and including [**         ]

              [**]                             Greater than [**         ]

Buyer shall make Royalty Payments within thirty (30) days following the end of the applicable calendar quarter. Quarterly payments shall be estimated to the best ability of Buyer with such amounts to be reconciled following the end of the applicable year to be consistent with the foregoing.

     5.4 Adjustment to Royalty Rate Upon Change in Control. In the event of an
         -------------------------------------------------
Acquisition of Buyer, the Royalty Payments shall be prospectively adjusted as follows:

     For each calendar quarter until the calendar quarter ending on December 31,
2001, Buyer shall make Royalty Payments in amounts equal to [**                ]
of the Gross Sales of all Licensed Product for each calendar quarter. After December 31, 2001 and on a quarterly basis, Buyer shall make Royalty Payments to ATS in amounts according to the following schedule:

     Percentage of Gross Sales            Amount of Annual Gross Sales for each
     -------------------------            -------------------------------------
                                          12-month period beginning on January 1
                                          --------------------------------------

              [**]                           up to and including [**       ]

              [**]                        greater than [**       ] and up to and
                                                including [**        ]

              [**]                        greater than [**       ] and up to and
                                                including [**         ]

              [**]                            greater than [**        ]

     5.5 Minimum Royalty Thresholds. Beginning with the Royalty Payment to be
         --------------------------
made by Buyer to ATS for the calendar quarter ending March 31, 2002, in the
event any Royalty Payment is (i) not equal to or greater than the [**       ]
Threshold (as defined below), then the license granted to Buyer in Section 2 of this Agreement shall convert from exclusive to nonexclusive, or (ii) not equal to or greater than the License Threshold (as defined below), then ATS may, effective immediately upon notice, terminate this Agreement.

         5.5.1 The "[**       ] Threshold" shall be mutually agreed upon amount
based on Gross Sales forecasts, but in no event will the [**       ] Threshold
be less than (a) [**    ] for the year ending December 31, 2002, (b) [**       ]
for the year ending December 31, 2003, and increasing [**] per year thereafter.

         5.5.2 The "License Threshold" shall be equal to [**               ] of
the Exclusivity Threshold.

     5.6 Supply Price. The Milestone Payments and the Royalty Payments made by
         ------------
Buyer under this Section 5 are in addition to the payments made by Buyer pursuant to Section 3.3.

     5.7 Method of Payment; Taxes. All payments due under this Agreement to ATS
         ------------------------
shall be paid to ATS in United States dollars. If Buyer is required by the United States government or other authorities to withhold any tax on the amounts payable by Buyer to ATS under this Agreement, Buyer shall be allowed to do so, and shall in such case remit payments to the ATS net of such withheld amount, provided that Buyer furnishes ATS with reasonable evidence of such withholding payment in electronic or written form as soon as practicable after such withholding in order that ATS may use the withholding tax paid as a tax credit.

6.   INFORMATION AND REPORTS
     -----------------------

     6.1 Sales Reports. Concurrently with the delivery of each Royalty Payment,
         -------------
Buyer will provide a report to ATS covering the calendar quarter for which the Royalty Payment is made and will show (a) unit sales of Licensed Products during the most recently completed calendar quarter, (b) cumulative Gross Sales for the 12-month period beginning January 1 and (c) total cumulative Gross Sales.

     6.2 Records. Buyer shall keep books and records accurately showing unit
         -------
sales and Gross Sales under the terms of this Agreement for a period of two (2) years following the calendar year in which the sale was made. Upon written request and after reasonable notice, Buyer shall permit an independent, nationally recognized certified public accountant selected by ATS and reasonably acceptable to Buyer ("Accountant") to inspect such books and records after notice at reasonable times for the purpose of verifying the accuracy of the quarterly reports, the Royalty Payments due and the Milestone Payments due; provided, however, there shall not be more than one (1) such inspection per
--------  -------
calendar year. Upon the expiration of two (2) years following the end of any calendar year, the calculation of amounts payable with respect to such fiscal year shall be binding and conclusive upon ATS, and Buyer, and its sublicensees and marketing partners, if any, shall be released from any liability or accountability with respect to payments for such year. The fees and expenses of the Accountant performing such an examination shall be borne by ATS; provided, however, that if errors of two percent (2%) or more in ATS's favor are discovered as a result of such examination, Buyer shall reimburse ATS for the fees and expenses of such examination and pay the deficiency immediately. As a condition to such examination, the Accountant shall execute a written agreement, reasonably satisfactory in form and substance to Buyer, to maintain in confidence all information obtained during the course of any such examination except for disclosure to ATS as necessary for the above purpose. The opinion of the Accountant shall be binding on the parties hereto.

7.   TERMINATION, RIGHTS AND OBLIGATIONS UPON TERMINATION
     ----------------------------------------------------

     7.1 Term. This Agreement shall continue in effect until the date which is
         ----
the ten (10) year anniversary of the First Commercial Sale (the "Initial Term").

         7.2 Termination by ATS. In the event the First Commercial Sale does not
             ------------------
occur on or before September 1, 2001, ATS may terminate this Agreement at any time during the following ninety (90) days with thirty (30) days prior written notice.

     7.2 Termination by Buyer. Buyer shall have the right to terminate this
         --------------------
Agreement at any time before the [**                                         ],
in the event it is reasonably determined by Buyer that the Licensed Product
cannot be safely [**            ] formulated or manufactured [**

              ].

     7.3 Termination by Mutual Agreement. This Agreement may be terminated upon
         -------------------------------
mutual written agreement between the parties.

     7.4 Termination for Default. If either party materially defaults in the
         -----------------------
performance of any material agreement, condition or covenant of this Agreement, and such default or noncompliance shall not have been remedied, or steps initiated to remedy the same to the other party's reasonable satisfaction, within ninety (90) days (or ten (10) days in the case of non-payment) after receipt by the defaulting party of a notice thereof from the other party, the party not in default may terminate this Agreement.

     7.5 Failure to Meet Minimum Thresholds. Buyer's failure to meet the
         ----------------------------------
[**        ] Threshold set forth in Section 5.5.1 of this Agreement shall cause the conversion of the License granted hereunder to non-exclusive but does not permit ATS to terminate this Agreement. Buyer's failure to meet the License Threshold set forth in Section 5.5.2 of this Agreement shall permit ATS to terminate this Agreement as set forth therein.

     7.6 ATS Nutrient Solution Patent. In the event that ATS is ultimately
         ----------------------------
unable to successfully obtain any patent for the ATS Nutrient Solution, then the parties agree to enter into good faith negotiations regarding [**
               ] to be made by Buyer hereunder, and if the parties are not able
to successfully re-negotiate such [**             ] within ninety (90) days
following commencement of such negotiations, then [** ] may terminate this Agreement upon thirty (30) days prior written notice.

     7.7 Rights and Obligations on Expiration or Termination. Except to the
         ---------------------------------------------------
extent expressly provided to the contrary, the following provisions shall survive the termination of this Agreement: Sections 3.6.3-3.6.6, Section 3.9,
Section 5, Section 6, Section 7.8, Section 8, Sections 9.4-9.9 and Section 10. Any rights of ATS to payments accrued through termination as well as obligations of the parties under firm purchase orders for purchase and delivery of ATS Nutrient Solution at the time of such termination shall remain in effect, except that in the case of termination under Section 7.5, the terminating party may elect whether obligations under firm purchase orders will remain in effect. ATS shall [**
                                                                               ]

8.   CONFIDENTIALITY; OWNERSHIP
     --------------------------

     8.1 Confidentiality.
         ---------------

         8.1.1 Nondisclosure and Nonuse Obligations. Except as otherwise
               ------------------------------------
provided in this Section 8, each party shall maintain in confidence, and use only for purposes of this Agreement, all Confidential Information of the other party. "Confidential Information" of Buyer shall mean all cell lines, biological materials, chemical formulas, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions, schematics, and other business, financial, customer and product development plans, forecasts, strategies and information and data, whether disclosed prior to or after the date of this Agreement and whether disclosed in written, electronic or oral form, by Buyer to ATS under this Agreement and marked "Confidential." "Confidential Information" of ATS shall mean all cell lines, biological materials, chemical formulas, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions, schematics, and other business, financial, customer and product development plans, forecasts, strategies and information and data, whether disclosed prior to or after the date of this Agreement and whether disclosed in written, electronic or oral form, (a) that constitutes, embodies or relates to any portion of the ATS Nutrient Solution, or (b) all cell lines, biological materials, chemical formulas, names and expertise of employees and consultants, know-how, formulas, processes, ideas, inventions, schematics, and other business, financial, customer and product development plans, forecasts, strategies and information and data not described in clause (a) above but supplied by ATS to Buyer under this Agreement and marked "Confidential."

         8.1.2 Permitted Disclosures. To the extent it is reasonably necessary
               ---------------------
or appropriate to fulfill its obligations or exercise its rights under this Agreement, (i) a party may disclose Confidential Information it is otherwise obligated under this Section 8.1 not to disclose to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis, provided that such persons have entered into a written agreement obligating them to keep the Confidential Information confidential and not use the Confidential Information for the same time periods and to the same extent as such party is required under this Agreement; and (ii) a party may disclose such Confidential Information to government or other regulatory authorities to the extent that such disclosure is required by applicable law, regulation or court order, or is reasonably necessary to obtain Patents or authorizations to conduct clinical trials with, and to commercially market the Licensed Product, provided that the disclosing party shall provide written notice to the other party and sufficient opportunity to object to such disclosure or to request confidential treatment thereof.

         8.1.3 Information that is Not Confidential. The obligation not to
               ------------------------------------
disclose or use Confidential Information shall not apply to any part of such Confidential Information that (i) is or becomes patented, published or otherwise part of the public domain other than by acts of the party obligated not to disclose such Confidential Information or its Affiliates, sublicensees, consultants, outside contractors or clinical investigators in contravention of this Agreement; (ii) is disclosed to the receiving party or its Affiliates, sublicensees, consultants, outside contractors or clinical investigators by a third party, provided such Confidential Information was not obtained by such third party directly or indirectly from the other party under this Agreement on a confidential basis; or (iii) prior to disclosure under this Agreement, was already in the possession of the receiving party or its Affiliates, sublicensees, consultants, outside contractors or clinical investigators, provided such Confidential Information was not obtained directly or indirectly from the other party under this Agreement. Notwithstanding the foregoing, all Confidential Information designated as owned by or assigned to a party in connection with this Agreement shall be deemed Confidential Information of such party disclosed by such party to the other and exception (iii) above will not be applicable thereto.

         8.1.4 Injunctive Relief. Each party acknowledges and agrees that due to
               -----------------
the unique nature of the other's Confidential Information, there can be no adequate remedy at law for any breach of its obligations under this Section 8.1 and, therefore, that upon any such breach or threat thereof, the other party shall be entitled, notwithstanding anything to the contrary in this Agreement, to injunctive relief and other appropriate equitable relief in addition to whatever remedies it may have at law from any court of competent jurisdiction in any jurisdiction authorized to grant the relief necessary to prohibit the breach or threatened breach.

         8.1.5 Terms of this Agreement. Neither party shall not disclose any
               -----------------------
terms or conditions of this Agreement to any third party without the prior consent of the other party, except as required by applicable law, regulation or court order

         8.1.6 Disclosure. Should either party be required by law to make a
               ----------
public disclosure about this Agreement, then the party required to disclose may do so; provided, however, it gives at least two (2) business days prior written
       --------  -------
notice to the other party and, during such two (2) day period, allow such other party to comment on the proposed disclosure and incorporate such other party's reasonable comments in such disclosure. Otherwise, Buyer shall not make any press release or other public disclosure of the terms or conditions of this Agreement without the prior written consent of ATS.

     8.2 Ownership. As between the parties, ATS exclusively shall have all
         ---------
right, title and interest (including all Intellectual Property Rights throughout the world) in any Inventions, the ATS Nutrient Solution (either alone or as incorporated into another product, including the Licensed Product), works-of-authorship, know-how, ideas or information, made or conceived or reduced to practice by ATS, Buyer or the parties jointly in the course of development under this Agreement related to the ATS Nutrient Solution. Buyer will have no right or license in the foregoing, except as expressly provided in this Agreement. [**


                             ].

     8.3 Assignment. Buyer hereby makes any assignments necessary to accomplish
         ----------
the ownership provision of Section 8.2. In interpreting such ownership provision anything made or conceived or reduced to practice by an employee or contractor of Buyer in the course of performance under this Agreement will be deemed so made or conceived or reduced to practice by Buyer. Buyer has and will have appropriate agreements with all such employees and contractors necessary to fully effect the provisions of this Section. ATS will have the exclusive right to, and, at ATS's expense, Buyer agrees to assist ATS in every proper way (including, without limitation, becoming a nominal party) to, evidence, record and perfect the assignment and to apply for and obtain recordation of and from time to time enforce, maintain and defend such proprietary right.

     8.4 Enforcement of Patent Rights. ATS in the case of all ATS Patent Rights,
         ----------------------------
shall have the right, at its expense, to determine the appropriate course of action to enforce such rights or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce such rights, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to such rights. Buyer shall fully cooperate with ATS in any action to enforce any such rights.

9.   REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION
     ----------------------------------------------------------

     9.1 Representations, Warranties and Covenants of ATS. ATS represents,
         ------------------------------------------------
warrants and covenants to Buyer as follows:

         9.1.1 Organization of ATS. ATS is a corporation duly organized, validly
               -------------------
existing and in good standing under the laws of Delaware with full corporate power and authority adequate for executing and delivering and performing its obligations under this Agreement;

         9.1.2 Authorization. The execution, delivery and performance of this
               -------------
Agreement have been duly authorized by all necessary corporate action on the part of ATS and this Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of ATS, enforceable against ATS in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors;

         9.1.3 Compliance With Other Instruments. The execution, delivery and
               ---------------------------------
performance of this Agreement do not and will not conflict with or contravene any provision of the charter documents or by-laws of ATS or any material agreement, document, instrument, indenture or other obligation of ATS;

         9.1.4 Other Agreements. ATS shall not enter into any agreement, make
               ----------------
any commitment, take any action or fail to take any action that would contravene any material provision of this Agreement;

         9.1.5 Intellectual Property Rights. [**
               ----------------------------



                              ]

         9.1.6 Grant of Rights. ATS has not, and shall not during the term of
               ---------------
this Agreement, grant any right to any third party which would violate the terms of or conflict with the rights granted to Buyer hereunder.

         9.1.7 Support. ATS shall provide reasonable scientific and
               -------
manufacturing support to Buyer as needed during the term of this Agreement.

         9.1.8 Right [**                          ]. ATS grants to Buyer the
               ------------------------------------
following rights [**                          ] for the license and supply of
the ATS Nutrient Solution for [**                    ] within the Marketplace.

               (a) Right of [**             ]. Subject to the terms and
                   --------------------------
conditions specified in this Section 9.1.8(a), ATS hereby grants to Buyer a
right [**                 ] with respect to the license and supply of the ATS
Nutrient Solution for [**                   ] in the Marketplace. [**     ] ATS
proposes to [**                           ] the ATS Nutrient Solution for
[**                   ], ATS shall [**                      ] in accordance with
the following provisions:

                   (1) ATS shall deliver a notice by certified mail
([**                ]) to Buyer stating [**
                                                                           ].

                   (2) Within 7 calendar days after receipt of the [**
                                                       ].

                   (3) If [**                             ], then during the
[**   ] period following the expiration of the period provided in Section
9.1.8(a)(2) hereof, [**
                                                                             ],
and if ATS does so, then ATS shall comply with its obligations under Section 9.1.8(b) below. If ATS does not [**




        ].

               (b) Right of [**       ]. Subject to the terms and conditions
                   --------------------
specified in Section 9.1.8(a) above and this Section 9.1.8(b), ATS hereby grants to Buyer a [**



                                                                ] in accordance
with the following provisions:

                   (1) ATS shall deliver a notice by certified mail ([** ]) to Buyer stating [**


                                                     ].

                   (2) Within 15 calendar days after receipt of the [**


      ].

                   (3) If Buyer does not [**




                        ]. If ATS does not [**




                   ].

               (c) The rights [**                           ] set forth in this
Section 9.1.8 may not be assigned or transferred without the prior written consent of ATS.

     9.2 Representations, Warranties and Covenants of Buyer. Buyer represents,
         --------------------------------------------------
warrants and covenants to ATS as follows:

         9.2.1 Organization. Buyer is a corporation duly organized, validly
               ------------
existing and in good standing under the laws of the State of California with full corporate power and authority adequate for executing and delivering and performing its obligations under this Agreement;

         9.2.2 Authorization. The execution, delivery and performance of this
               -------------
Agreement have been duly authorized by all necessary corporate action on the part of Buyer, and this Agreement, when executed and delivered, shall constitute a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors;

         9.2.3 Compliance with Other Instruments. The execution, delivery and
               ---------------------------------
performance of this Agreement do not and will not conflict with or contravene any provision of the charter documents or by-laws of Buyer or any material agreement, document, instrument, indenture or other obligation of Buyer; and

         9.2.4 Other Agreements. Buyer shall not enter into any agreement, make
               ----------------
any commitment, take any action or fail to take any action that would contravene any material provisions of this Agreement.

     9.3 Consulting by [**       ]. Buyer shall provide the services of [**
         -------------------------
                   ] to ATS at no cost for up to [**                   ] during
the first year of the Agreement and up to [**             ] thereafter with
reasonable notice and accomodation to his schedule. The scope of consultation shall be in support of activities related to the ATS Nutrient Solution including new indications, scientific support and support of strategic sales and marketing of products outside Buyer's field of use.

     9.4 Limitation on Remedies. OTHER THAN THE SPECIFIC REPRESENTATIONS AND
         ----------------------
WARRANTIES MADE HEREUNDER OR IN QUALITY CONTROL AND QUALITY ASSURANCE DOCUMENTS DELIVERED WITH THE ATS NUTRIENT SOLUTION, ATS AND BUYER ACKNOWLEDGE THAT THE ATS NUTRIENT SOLUTION IS LICENSED AND SOLD TO BUYER "AS IS" AND ATS AND BUYER EXPRESSLY DISCLAIM AND HEREBY WAIVE, RELEASE AND RENOUNCE ANY WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ATS NUTRIENT SOLUTION, INCLUDING, WITHOUT LIMITATION ANY WARRANTY OF

MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ATS AND BUYER DISCLAIM ALL WARRANTIES OF ANY NATURE, EXPRESS OR IMPLIED.

     9.5 ATS Indemnification. ATS shall indemnify Buyer against any and all
         -------------------
liability, damages, cost and expenses, including reasonable attorneys' fees made against or sustained by Buyer arising from the death of, or bodily injury to, any person on account of the use of any ATS Nutrient Solution (within the Licensed Product), and any reasonable out-of-pocket costs to Buyer of the recall of any Licensed Product (solely because it contains ATS Nutrient Solution) (collectively "Buyer Losses") to the extent such Buyer Losses are caused by ATS's acts or ommissions..

     9.6 Buyer Indemnification. Buyer shall indemnify ATS against any and all
         ---------------------
liability, damages, cost and expenses, including reasonable attorneys' fees made against or sustained by ATS arising from the death of, or bodily injury to, any person on account of the use of any Licensed Product (collectively "ATS Losses") to the extent such ATS Losses are caused by Buyer's acts or ommissions.

     9.7 Limitations to Indemnity. The indemnities of Sections 9.5 and 9.6 shall
         ------------------------
not apply if the indemnified party fails to give the indemnifying party prompt notice of any claim it receives and such failure materially prejudices the indemnifying party. Furthermore, the indemnifying party shall not be liable for attorneys' fees or expenses of litigation of the indemnified party unless the indemnified party gives the indemnifying party the opportunity to assume control of the defense or settlement. In addition, if the indemnifying party assumes such control, it shall only be responsible for the legal fees and litigation expenses of the attorneys it designates to assume control of the litigation. In no event shall the indemnifying party assume control of the defense of the indemnified party without the consent of the indemnified party (which consent shall be given or not at its sole discretion).

     9.8 Settlement. In no event shall the indemnified party be entitled to
         ----------
settle any of the above-mentioned claims without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

     9.9 Insurance. Each party hereto agrees to use its best efforts to procure,
         ---------
and at all times during the term of this Agreement and for a period of [**
     ] after the termination hereof, to maintain in full force and effect
liability insurance coverage of at least [**                             ] per
occurrence. Such insurance shall be designed to cover any and all of the other party's losses (Buyer Losses or ATS Losses, as applicable) for which indemnification is provided by Sections 9.5 and 9.6 above. Each party, upon the request of the other, will provide appropriate certificates of insurance evidencing the insurance required under this Section 9.9.

10. MISCELLANEOUS
    -------------

     10.1 Entire Agreement. This Agreement contains the entire agreement of the
          ----------------
parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties. Furthermore, it is the intention of the parties that this Agreement be controlling over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-pre-printed agreements clearly understood by both parties to be an amendment or waiver.

     10.2 Assignability. This Agreement may not be assigned by either party
          -------------
without the prior consent of the other party (and any attempt to do so will be void); provided, however, either party may assign this Agreement to any entity which acquires substantially all of its stock or its assets or business to which this Agreement relates.

     10.3 Severability. If any provision of this Agreement shall be held illegal
          ------------
or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     10.4 Further Assurances. Each party hereto agrees to execute, acknowledge
          ------------------
and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     10.5 Use of Party's Name. No right, express or implied, is granted by this
          -------------------
Agreement to either party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Agreement.

     10.6 Notice and Reports. All notices, consents or approvals required by
          ------------------
this Agreement shall be in writing sent by internationally recognized overnight carrier or by facsimile to the parties at the following addresses or such other addresses as may be designated in writing by the respective parties:

         To ATS:          Advanced Tissue Sciences, Inc.
                          10933 North Torrey Pines Road
                          La Jolla, CA 92037
                          Attn:  [**           ]
                          Facsimile:  [**           ]

         With a copy to:  Brobeck, Phleger & Harrison LLP
                          12390 El Camino Real
                          San Diego, CA 92130
                          Attn:  [**                  ]
                          Facsimile:  [**          ]

         To Buyer:        SKINMEDICA, INC.
                          2380 Camino Vida Roble, Suite C
                          Carlsbad, California 92009
                          Attn:  [**                ]
                          Facsimile:  [**          ]

Notices shall be deemed effective one day following delivery to such overnight courier or by facsimile.

     10.7 Relationships of the Parties. Both parties are independent contractors
          ----------------------------
under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute ATS and Buyer as partners, agents or joint venturers with respect to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

     10.8 Waiver. The waiver by either party of a breach of any provisions
          ------
contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

     10.9 Applicable Law. This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the state of California without regard to the conflicts of laws provisions thereof. The exclusive jurisdiction and venue of any action with respect to this Agreement shall be the state or federal courts located within the state of California and each of the parties hereto submits itself to the exclusive jurisdiction and venue of such courts for the purpose of any such action. Service of process in any such action may be effected in the manner provided in Section 10.6 for delivery of notices. The prevailing party in any legal action to enforce or interpret this Agreement shall be entitled to reasonable costs and attorney's fees.

     10.10 Captions. Paragraph captions are inserted for convenience only and in
           --------
no way are to construed to define, limit or affect the construction or interpretation hereof.

     10.11 Force Majeure. A party shall not be liable for nonperformance or
           -------------
delay in performance (other than of obligations regarding confidentiality) caused by any event reasonably beyond the control of such party including, without limitation, wars, hostilities, revolutions, riots, civil commotion, national emergency, strikes, lockouts, unavailability of supplies, epidemics, fire, flood, earthquake, force of nature, explosion, embargo, or any other Act of God, or any law, proclamation, regulation, ordinance, or other act or order of any court, government or governmental agency.

     10.12 Export Control. In connection with the sale of Licensed Products,
           --------------
Buyer agrees to comply with all applicable export laws, restrictions and regulations of the U.S. Department of Commerce, the U.S. Department of Treasury and any other United States or foreign agency or authority. Buyer will not export or re-export, or allow the export or reexport of any Licensed Product (or technical data or information related thereto) or any direct product thereof in violation of any such restrictions, laws or regulations, or, without all necessary licenses and approvals, to any country to which such export or reexport is prohibited, including, without limitation, export or re-export to or any country subject to U.S. trade embargoes, or to any party on the U.S. Export Administration Table of Denial Orders or the U.S. Department of Treasury List of Specialty Designated Nationals, or to any prohibited destination in any of the Country Groups specified in the then current Supplement No. 1 to Port 740 or the Commerce Control List specified in the then current Supplement No. 1 to part 738 of the U.S. Export Administration Regulations (or any successor supplement or regulations). Buyer shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to Buyer's export from the U.S. of the Product to any location in compliance with all applicable laws and regulations.

     10.13 Basis of Bargain. EACH PARTY RECOGNIZES AND AGREES THAT THE WARRANTY
           ----------------
DISCLAIMERS AND LIABILITY AND REMEDY LIMITATIONS IN THIS AGREEMENT ARE MATERIAL BARGAINED FOR BASES OF THIS AGREEMENT AND THAT THEY HAVE BEEN TAKEN INTO ACCOUNT AND REFLECTED IN DETERMINING THE CONSIDERATION TO BE GIVEN BY EACH PARTY UNDER THIS AGREEMENT AND IN THE DECISION BY EACH PARTY TO ENTER INTO THIS AGREEMENT.

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                                      -20-

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.


                                             ADVANCED TISSUE SCIENCES, INC.

                                             By: /s/ Gail K. Naughton, Ph.D.
                                                 -------------------------------

                                             Title: President
                                                    ----------------------------

                                             Print Name: Gail K. Naughton, Ph.D.
                                                         -----------------------



                                             SKINMEDICA, INC.

                                             By: /s/ Thomas V. Compton
                                                 -------------------------------

                                             Title: CEO
                                                   -----------------------------

                                             Print Name:  Thomas V. Compton
                                                         -----------------------



















                                 SIGNATURE PAGE

                                    EXHIBIT A

                              ATS NUTRIENT SOLUTION
                              ---------------------

The ATS Nutrient Solution is a byproduct of ATS manufacturing process for its tissue engineered products. The ATS Nutrient Solution includes the following ingredients but may contain other nutrients, proteins, and other unlisted ingredients:

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                                      A-1

                                    EXHIBIT B

                                     PRICES
                                     ------

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                      ].

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                                      B-1

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                                    EXHIBIT C

                                 FORM OF OPTION
                                 --------------

                                    EXHIBIT D

                            INVESTOR RIGHTS AGREEMENT
                            -------------------------

                                   EXHIBIT 1.2

                                ATS PATENT RIGHTS
                                -----------------

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                                     1.6-1